Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-73808, No. 33-73810, No. 33-73812, No. 33-77844, No. 333-124558, No. 333-170248 and 333-195103) and in the Registration Statement on Form S-3 (No. 333-181549) of Eastman Chemical Corporation of our report dated February 28, 2014 relating to the financial statements of Taminco Corporation, which appears in this Current Report on Form 8-K/A of Eastman Chemical Corporation dated February 19, 2015.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
February 19, 2015